                                                                     Exhibit 4.3

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                             As Amended and Restated
                            Effective January 1, 2000

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS

                                                                                      Section             Page
                                                                                      -------             ----

ARTICLE I - NAME, PURPOSE, LEGAL STATUS...........................................                          1
         Name.....................................................................      1.01                1
         Purpose..................................................................      1.02                1
         ERISA Top Plan...........................................................      1.03                1
         Code Unfunded Plan.......................................................      1.04                1
         Grantor Trust............................................................      1.05                1

ARTICLE II - DEFINITIONS..........................................................                          2

ARTICLE III - PLAN PARTICIPATION..................................................                          4
         Participant..............................................................      3.01                4
         Continued Participation..................................................      3.02                4

ARTICLE IV - DEFERRAL ELECTIONS...................................................                          5
         Salary...................................................................      4.01                5
         Bonus....................................................................      4.02                5
         Election Terms and Conditions............................................      4.03                6
         Company Savings Plan.....................................................      4.04                6
         New Eligible Employees...................................................      4.05                7
         2000 Plan Year...........................................................      4.06                7
         Trust....................................................................      4.07                8

ARTICLE V - EMPLOYER CONTRIBUTIONS................................................                          9
         Employer Contributions...................................................      5.01                9
         Prior Employer Contributions.............................................      5.02                9
         Trust....................................................................      5.03                9

ARTICLE VI - DEFERRED COMPENSATION ACCOUNTS.......................................                          10
         Deferred Compensation Account............................................      6.01                10
         Vesting..................................................................      6.02                10
         Investment Selections, Experience........................................      6.03                10
         Administration Expenses..................................................      6.04                11

ARTICLE VII - TRUST...............................................................                          12
         Trust....................................................................      7.01                12
         Plan Applicable Trust....................................................      7.02                12
         Trust Fund...............................................................      7.03                12
         Investments..............................................................      7.04                12


ARTICLE VIII - DISTRIBUTIONS......................................................                          13

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
         Distributions............................................................      8.01                13
         Retirement Installments..................................................      8.02                13
         Plan Termination, Change in Control, Etc.................................      8.03                13
         Change in Control........................................................      8.04                13
         Source of Benefits, Withholding..........................................      8.05                14

ARTICLE IX - ADMINISTRATION.......................................................                          15
         General..................................................................      9.01                15
         Company..................................................................      9.02                15
         Plan Administrator.......................................................      9.03                15
         Indemnity................................................................      9.04                15
         Claims Procedure.........................................................      9.05                15

ARTICLE X - AMENDMENT OR TERMINATION..............................................                          16
         Amendment or Termination.................................................     10.01                16

ARTICLE XI - MISCELLANEOUS PROVISION..............................................                          17
         No Guarantee of Employment...............................................     11.01                17
         Non-Assignability of Benefits............................................     11.02                17
         Rules of Construction....................................................     11.03                17
         Governing Law............................................................     11.04
                                                                                                            17


EXHIBIT A--HISTORY OF PLAN
EXHIBIT B--EMPLOYERS, EFFECTIVE JANUARY 1, 2000
EXHIBIT C--COMPENSATION COMMITTEE DELEGATION

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                          NAME, PURPOSE, LEGAL STATUS
                          ---------------------------

         1.01 NAME. The Plan shall be known as the Genesis Worldwide Inc. Non-Qualified Deferred Compensation Plan. The history of the Plan is contained in EXHIBIT A.

         1.02 PURPOSE. The Plan is intended to permit certain select management and highly compensated employees to defer the receipt of compensation to Termination of Employment or Retirement in accordance with the terms of the Plan.

         1.03 ERISA TOP PLAN. The Plan is a plan which is unfunded and maintained primarily for the purpose of providing a deferred compensation plan for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         1.04 CODE UNFUNDED PLAN. The Plan is an unfunded deferred compensation plan, with taxability thereof governed by Section 451 of the Internal Revenue Code of 1986, as amended (the "Code") and not Section 83 of the Code.

         1.05 GRANTOR TRUST. The Plan has an associated trust known as the Genesis Worldwide Inc. Non-Qualified Deferred Compensation Plan Trust, formerly known as the Salem Corporation Nonqualified Deferred Compensation Plan Trust, dated March 6, 1996 (the "Trust"). The Trust is a grantor trust under Sections 671 and 677 of the Code. The trust agreement for the Trust is based on the model agreement under IRS Rev. Proc. 92-64 (commonly known as a "rabbi trust"). The Trust is irrevocable. Pursuant to Section 7.01, the Plan Sponsor reserves the right to discontinue funding the Trust with respect to future amounts under the Plan.



                                      -0-

                                   ARTICLE II
                                  DEFINITIONS
                                  -----------


         2.01 "Beneficiary" means the person, entity or entities designated by the Participant to receive the balance of the Participant's Deferred Compensation Account in the event of the Participant's death (or, in the absence of an effective designation, his estate).

         2.02 "Bonus" means any bonus payable to an Eligible Employee by any Employer for services rendered to the Employer. A Bonus shall not be considered to include a signing bonus, severance pay or extraordinary compensatory payments.

         2.03 "Code" means the Internal Revenue Code of 1986, as amended.

         2.04 "Company" means Genesis Worldwide Inc.

         2.05 "Company Savings Plan" means the Genesis Worldwide Inc. 401(k) Savings Plan or any other qualified section 401(k) savings plan maintained by the Company or an Employer in which an Eligible Employee is (or will be) eligible to participate.

         2.06 "Deferral Election" means an election by an Eligible Employee to defer Salary and/or Bonus under Sections 4.01 and 4.02 and otherwise in accordance with the provisions of the Plan.

         2.07 "Deferred Amounts" means the amount of Salary and/or Bonus deferred under the Plan pursuant to a Deferral Election.

         2.08 "Deferred Compensation Account" means the account established and maintained by the Plan Administrator and the Employers under Article VII for a Participant's Deferred Amounts and Employer Contributions, if any.

         2.09 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.10 "Eligible Employee" means an Employee who is (i) a select group of management or highly compensated employee, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and (ii) is a President or Vice President of an Employer or specifically designated by name by the Company as eligible for participation in the Plan.

         2.11 "Employee" means a common law employee of an Employer.

         2.12 "Employer" means the Company and any affiliated entity of the Company designated by the Company as a participating employer of the Plan. The current Employers of the Plan are listed in EXHIBIT B.

         2.13 "Employer Contribution" means any contributions to the Plan made by an Employer pursuant to Article V.

         2.14 "Participant" means an individual who becomes a participant of the Plan pursuant to Section 3.01 and continues to be a participant under Section 3.02.

         2.15 "Plan" means the Genesis Worldwide Inc. Non-Qualified Deferred Compensation Plan, as set forth herein and as amended from time to time.


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

         2.16 "Plan Administrator" means the Plan Sponsor. The Benefits Committee of the Company shall have the rights, and fulfill the obligations and responsibilities, of the Plan Administrator under the Plan.

         2.17 "Plan Sponsor" means the Company. The Compensation Committee of the Board of Directors of the Company shall have all authority of the Company under the Plan.

         2.18 "Plan Year" means the calendar year.

         2.19 "Restatement Effective Date" of this amendment and restatement means January 1, 2000. The original effective date of the Plan is January 1, 1996.

         2.20 "Retirement" means the Participant's Termination of Employment on or after his 55th birthday.

         2.21 "Salary" means the gross compensation (including commissions) payable to an Eligible Employee by any Employer for services rendered to the Employer, exclusive of Bonuses, moving expense amounts and other supplemental forms of compensation. Salary shall not be considered to include severance pay or extraordinary compensatory payments.

         2.22 "Termination of Employment" means the Participant's voluntary or involuntary termination of employment with his Employer, the Company and all their affiliates, for any reason (other than death).

         2.23 "Trust" means the Genesis Worldwide Inc. Non-Qualified Deferred Compensation Plan Trust, formerly known as the Salem Corporation Nonqualified Deferred Compensation Plan Trust, dated March 6, 1996, as set forth in the trust agreement therefor, and as amended from time to time.

         2.24 "Trustee" means the trustee of the Trust. Currently, the Trustee of the Trust is Bankers Trust Company.

                                   ARTICLE III
                               PLAN PARTICIPATION
                               ------------------


         3.01 PARTICIPANT. An individual shall become a Participant of the Plan pursuant to the following provisions:

                  (a) PRIOR PARTICIPANT. A participant of the Plan prior to the Restatement Effective Date who has an undistributed benefit under the Plan as of the Restatement Effective Date shall become a Participant on the Restatement Effective Date.

                  (b) CURRENT ELIGIBLE EMPLOYEE. An Eligible Employee as of the Restatement Effective Date shall become a Participant on the Restatement Effective Date.

                  (c) NEW ELIGIBLE EMPLOYEE. Any other Eligible Employee shall become a Participant on the effective date of his designation by the Company as an Eligible Employee.

         3.02 CONTINUED PARTICIPATION. A Participant under Section 3.01 shall continue to be a Participant until such time as his Deferred Account has been completely distributed to him or his Beneficiary.

                                   ARTICLE IV
                               DEFERRAL ELECTIONS
                               ------------------


         4.01 SALARY. For each Plan Year, a Participant who is an Eligible Employee may make a Deferral Election with respect to his Salary for the Plan Year pursuant to Sections 4.03 and 4.04 and the following provisions:

                  (a) ELECTION AMOUNT. The Participant may make a Deferral Election to defer under the Plan an amount not to exceed 25% of his Salary for the Plan Year. As used in this Article, the Salary "for" or "of" the Plan Year shall refer to the Salary of the Participant which is (i) attributable to his services rendered for the Employer during the Plan Year and (ii) otherwise payable to him within the Plan Year.

                  (b) DEFERRED AMOUNTS. The Deferred Amounts of his Salary under subsection (a) shall be deferred under the Plan from and with respect to the portion of his Salary for the remainder of the Plan Year payable after the date of his contribution of the maximum elective contributions to the Company Savings Plan. The Plan Administrator shall calculate, consistent with his Deferral Election under subsection (a), the specific monthly amounts and frequency of the Deferred Amounts of his Salary for the remainder of the Plan Year.

                  (c) DEFERRED COMPENSATION ACCOUNT. The Deferred Amounts of Salary shall be credited to the Participant's Deferred Compensation Account as soon as practicable after the time of deferral of the Deferred Amounts under subsection (b).

         4.02 BONUS. For each Plan Year, a Participant who is an Eligible Employee may make a Deferral Election with respect to his Bonus for the Plan Year pursuant to Sections 4.03 and 4.04 and the following provisions:

                  (a) ELECTION AMOUNT. The Participant may make a Deferral Election to defer under the Plan an amount not to exceed 85% of his Bonus for the Plan Year. As used in this Article, the phrase Bonus "for" or "of" the Plan Year shall refer to the Bonus (if any) of the Participant which is (i) attributable to his services rendered for the Employer during the Plan Year and (ii) otherwise payable to him within or shortly after the Plan Year.

                  (b) DEFERRED AMOUNT. The Deferred Amount of his Bonus under subsection (a) shall be deferred under the Plan from and with respect to the Bonus for the Plan Year at the time otherwise payable to the Participant (and without regard to whether, at such time, he has contributed the maximum elective contributions to the Company Savings
         Plan). The Plan Administrator shall calculate, consistent with his Deferral Election under subsection (a), the exact amount of the Deferred Amount of his Bonus for the Plan Year.

                  (c) DEFERRED COMPENSATION ACCOUNT. The Deferred Amount of Bonus shall be credited to the Participant's Deferred Compensation Account as soon as practicable after the time of deferral of the Deferred Amount under subsection (b).



         4.03 ELECTION TERMS AND CONDITIONS. A Participant's Deferral Election of Salary or Bonus shall be subject to the following terms and conditions:

                  (a) TIME, MANNER OF ELECTION. The Deferral Election must be
         (i) in writing, (ii) irrevocable and (iii) made, and received by the Plan Administrator, during the 30 day period ending on the December 31 immediately preceding the Plan Year of the Salary and Bonus.

                  (b) DEFERRED PAYMENT. The Deferral Election must specify that the Deferred Amounts of Salary and Bonus, as maintained under his Deferred Compensation Account, shall be payable at the time and manner as provided under Article VIII.

                  (c) UNFUNDED, UNSECURED PROMISE. The Deferral Election must acknowledge that his Deferred Compensation Account is (i) unfunded,
         (ii) represents an unsecured promise to pay benefits in the future and
         (iii) is subject to the claims of general creditors of his Employer.

                  (d) INVESTMENT SELECTIONS. The Deferral Election must contain (or incorporate by reference) the specific investment selections made by the Participant for the Deferred Amounts of Salary and Bonus, as maintained under his Deferred Compensation Account, under Section 6.03(b) (regarding a Participant's selection of alternative investments for the measurement of earnings and losses on the Deferred Amounts).

                  (e) INVESTMENT EXPERIENCE. The Deferral Election must acknowledge that (i) the Participant has no right to the assets of the Plan or Trust attributable to the investment alternatives of his investment selections and (ii) the earnings or loss credited or charged on the Deferred Amounts of Salary and Bonus, as maintained under his Deferred Compensation Account, shall be determined on the basis of the investment experience of his investments selections made for the Deferred Amounts under Section 6.03(e) (regarding determination of investment experience).

         4.04 COMPANY SAVINGS PLAN. A Participant's Deferral Election of Salary or Bonus shall be subject to the following terms and conditions concerning the Company Savings Plan:

                  (a) MAXIMUM ELECTION. If the Participant is (or will be) eligible under the Company Savings Plan during the Plan Year that any Deferred Amounts of Salary or Bonus would be otherwise payable to him, then, on the date of his Deferral Election (of either Salary or Bonus), the Participant must have in effect with his Employer an election to make the maximum possible elective contributions under the Company Savings Plan (i) for each such Plan Year and (ii) thereby from all eligible compensation under the Company Savings Plan for such Plan Years (including therefore any Bonus payable during the Plan Year).

                  (b) SALARY DEFERRAL ELECTION, HIGHEST RATE. If the Participant makes a Deferral Election of Salary, the Participant's maximum election of elective contributions under subsection (a) must further provide that the elective contributions shall be made to the Company Savings Plan at the highest and most immediate rate of contribution permitted under the Company Savings Plan.

                  (c) MODIFICATION OF SAVINGS PLAN ELECTION. In the event that the Participant, after the date of his Deferral Election, modifies his election of elective contributions under the Company Savings Plan, the amount of his Deferral Elections of his Salary or Bonus under Sections 4.01(a) and 4.02(a) shall not change (notwithstanding any implication of subsections (a) and (b) hereof). However, the Plan Administrator shall modify, to the extent necessary and in its discretion, the amount and frequency of his Deferred Amounts of Salary for the Plan Year in a manner to comply with the amount of his Deferral Election under Section 4.01(a), notwithstanding Section 4.01(b) (regarding time of Deferred Amounts after making the maximum elective contributions under the Company Savings Plan).

         4.05 NEW ELIGIBLE EMPLOYEES. A Participant who first becomes an Eligible Employee during a Plan Year may make a Deferral Election under Section
4.01 and/or 4.02 for the Plan Year, with the following modifications:

                  (a) TIME OF ELECTION. Notwithstanding Section 4.03(a)(iii) (regarding the December 31 deadline for Deferral Elections), the Participant's Deferral Election must be made during the 30 day period beginning with date on which he first became a Participant of the Plan.

                  (b) SALARY ELECTION AMOUNT. Notwithstanding Section 4.01(a) (regarding election amounts of Salary), the Participant may make a Deferral Election to defer under the Plan an amount not to exceed 25% of his remaining Salary for the Plan Year for services after the date of his Deferral Election.

                  (c) BONUS ELECTION AMOUNT. Consistent with Section 4.02(a) (regarding election amounts of Bonuses), the Participant may make a Deferral Election to defer under the Plan an amount not to exceed 85% of his Bonus for the Plan Year.

                  (d) COMPANY SAVINGS PLAN. Notwithstanding Section 4.04(a)(ii) (regarding the maximum election from all eligible compensation under the Company Savings Plan), the Participant's maximum election under the Company Savings Plan shall apply only to eligible compensation under the Company Savings Plan payable after the date of his Deferral Election.

The remaining provisions of this Article shall apply to the Participant's Deferral Election and Deferred Amounts thereunder.

         4.06 2000 PLAN YEAR. For the Plan Year ending on December 31, 2000 (the "2000 Plan Year"), a Participant who is an Eligible Employee may make a Deferral Election under Section 4.01 and/or 4.02 for the 2000 Plan Year, with the following modifications:

                  (a) TIME OF ELECTION. Notwithstanding Section 4.03(a)(iii) (regarding the December 31 deadline for Deferral Elections), the Participant's Deferral Election must be made during the period from April 7, 2000 (or, if later, the date of distribution of offering materials under the Plan) through April 30, 2000.

                  (b) SALARY ELECTION AMOUNT. Notwithstanding Section 4.01(a) (regarding election amounts of Salary), the Participant may make a Deferral Election to defer under the Plan an amount not to exceed 25% of his remaining Salary for the 2000 Plan Year for services on and after May 1, 2000.

                  (c) BONUS ELECTION AMOUNT. Consistent with Section 4.02(a) (regarding election amounts of Bonuses), the Participant may make a Deferral Election to defer under the Plan an amount not to exceed 85% of his Bonus for the Plan Year.

                  (d) COMPANY SAVINGS PLAN. Notwithstanding Section 4.04(a)(ii) (regarding the maximum election from all eligible compensation under the Company Savings Plan), the Participant's maximum election under the Company Savings Plan shall apply only to eligible compensation under the Company Savings Plan payable on or after May 1, 2000.

The remaining provisions of this Article shall apply to the Participant's Deferral Election and Deferred Amounts thereunder.

         4.07 TRUST. With respect to the Deferred Amounts of Salary and/or Bonus made to the Plan under Sections 4.01(b) and 4.02(b), the Plan Sponsor may direct a Participant's Employer to (i) transfer cash equal to the Deferred Amounts to the Trustee for the Trust, (ii) transfer cash equal to the Deferred Amounts to a trustee of a separate grantor trust under Sections 671 and 677 of the Code established with respect to the Plan or (iii) retain the Deferred Amounts with the Employer.



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                                    ARTICLE V
                             EMPLOYER CONTRIBUTIONS
                             ----------------------


         5.01 EMPLOYER CONTRIBUTIONS. For any Plan Year, the Company, in its sole discretion, may authorize an Employer Contribution to the Plan for any particular Participant or group of Participants pursuant to the following provisions:

                  (a) AMOUNT. The amount of the Employer Contribution may be any amount determined by the Company with respect to the Participant or group of Participants.

                  (b) DEFERRED COMPENSATION ACCOUNT. The Employer Contribution under subsection (a) shall be credited to the Participant's Deferred Compensation Account as of the date specified by the Company therefor.

                  (c) DEFERRED PAYMENT. The Employer Contribution, as credited to the Participant's Deferred Compensation Account, shall be payable at the time and manner as provided under Article VIII.

         5.02 PRIOR EMPLOYER CONTRIBUTIONS. Any Employer Contributions made prior to the Restatement Effective Date shall be held under the Plan and credited in the Deferred Compensation Account of the Participant for whom the Employer Contribution was made to the Plan. The foregoing Employer Contributions are held in the Trust.

         5.03 TRUST. With respect to the Employer Contributions under Section 5.01, the Plan Sponsor may direct a Participant's Employer to (i) transfer cash equal to the Employer Contributions to the Trustee for the Trust, (ii) transfer cash equal to the Employer Contributions to the trustee of a separate grantor trust under Sections 671 and 677 of the Code established with respect to the Plan or (iii) retain the Deferred Amounts with the Employer.


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                                   ARTICLE VI
                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------


         6.01 DEFERRED COMPENSATION ACCOUNT. The Plan Administrator and each Employer of a Participant shall establish and maintain a Deferred Compensation Account for the Participant pursuant to the following provisions:

                  (a) UNFUNDED, UNSECURED PROMISE. The Deferred Compensation Account shall be (i) established and maintained within the Employer's general assets and (ii) reflected in the financial statements of the Employer as an unfunded and unsecured promise to pay amounts thereof in future to the Participant.

                  (b) ACCOUNTING, MAINTENANCE. The Deferred Compensation Account shall be (i) credited with Deferred Amounts of his Salary or Bonus under Article IV, (ii) credited with any Employer Contributions made on his behalf under Article V, (iii) adjusted to reflect investment experience under Section 6.03(e), (iv) reduced by any administration expenses under Section 6.04 and (v) reduced by any distributions under
         Article VIII during the Plan Year.

                  (c) SUB-ACCOUNTS. The Plan Administrator may require that an Employer maintain sub-accounts for and under a Participant's Deferred Compensation Account to separately reflect Deferred Amounts of Salary or Bonus, Employer Contributions, investments or for any other purpose determined by the Plan Administrator.

         6.02 VESTING. A Participant shall have at all times a one hundred percent (100%) vested and nonforfeitable right to all amounts in his Deferred Compensation Account.

         6.03 INVESTMENT SELECTIONS, EXPERIENCE. The Plan Sponsor and Plan Administrator shall comply with the following procedures concerning the measure of investment experience of a Participant's Deferred Amounts and Deferred Compensation Account.

                  (a) INVESTMENT ALTERNATIVES. The Plan Sponsor shall, from time to time, designate various investment alternatives as the measure of earnings and losses on Deferred Amounts and Deferred Compensation Accounts under the Plan.

                  (b) DEFERRAL ELECTION INVESTMENT SELECTIONS. In his Deferral Election for a Plan Year, the Participant shall make investment selections from among the various investment alternatives under subsection (a) (subject to the consent of the Plan Administrator) for his Deferred Amounts of Salary and Bonus for the Plan Year, as maintained under his Deferred Compensation Account.

                  (c) INVESTMENT SELECTION CHANGES. After his initial investment selections under subsection (b), the Participant may make changes to his investment selections (subject to the consent of the Plan Administrator) for his Deferred Amounts for the Plan Year and all amounts in his Deferred Compensation Account.

                  (d) NO RIGHT TO INVESTMENTS. A Participant's investment selection shall be used solely as the measure of earnings and losses on his Deferred Amounts and Deferred Compensation Accounts. The Participant shall have no rights to any actual investments of the Plan or Trust, including the actual investment alternatives made by the Plan Administrator or Trustee based on the Participant's investment selections. All rights associated with the assets of the Plan and Trust shall be exercised by the Plan Administrator and the Trustee consistent with the terms of the Plan and trust agreement for the Trust.

                  (e) INVESTMENT EXPERIENCE. The Plan Administrator periodically shall, based on a Participant's investment selections under subsections
         (b) and (c), adjust his Deferred Compensation Account for the investment experience of his selected investment alternatives, I.E., interest and dividends, gains and losses (whether realized or unrealized), investment expenses and other related items of the investment alternatives.

         6.04 ADMINISTRATION EXPENSES. The Company, in its sole discretion, shall charge the Deferred Compensation Accounts with any administration expenses of the Plan or Trust, including but not limited to Trustee fees, legal, accounting, consultant fees and expenses, etc. The Plan Administrator shall apply, in its sole discretion, the administration expenses either proportionately among all Deferred Compensation Accounts (either on a per capita or dollar amount basis) or individually per Deferred Compensation Account. The Plan Administrator also may impose charges and deductions individually per Deferred Compensation Account upon a Participant's Termination of Employment or Retirement in connection with the distribution of benefits under Article VIII.

                                   ARTICLE VII
                                     TRUST
                                     -----


         7.01 TRUST. The Trust holds assets associated with the Plan. The Plan Sponsor, however, reserves the right to (i) discontinue funding the Trust with respect to future Deferred Amounts and Employer Contributions under the Plan,
(ii) establish for the Plan a separate grantor trust under Sections 671 and 677 of the Code for such future amounts, with such trust being either revocable or irrevocable (as directed by the Plan Sponsor) or (iii) retain such Deferred Amounts with the Employer of the Participant.

         7.02 PLAN APPLICABLE TRUST. The following provisions of this Article shall apply to (i) the Trust and (ii) any separate trust under Section 7.01(ii). As used in this Article, the terms (i) "Trust" shall refer to the Trust and any such separate trust and (ii) "Trustee" shall refer to the Trustee and the trustee under any such separate trust.

         7.03 TRUST FUND. The Trust shall maintain a trust fund for the Plan pursuant to any trust agreement for the Trust and the following provisions:

                  (a) TRANSFER TO TRUST. If directed by the Plan Sponsor, each Employer of a Participant shall transfer to the Trust cash equal to his Deferred Amounts of Salary and Bonus and Employer Contributions at the times directed by the Plan Administrator. The Trustee shall hold the amounts pursuant to the terms of the trust agreement for the Trust.

                  (b) TRUST ACCOUNTS. The Trustee shall maintain accounts under the Trust in the name of each Participant equal to his Deferred Compensation Account under the Plan.

                  (c) EMPLOYER GENERAL ASSETS. Consistent with Section 6.01(a) and the terms of the Plan, the assets of the Trust and each Deferred Compensation Account shall remain, until distributed to a Participant or his Beneficiary, a part of the general assets of each Employer and subject to the claims of general creditors of the Employer. Each Participant and his Beneficiary shall have the status solely of an unsecured general creditor of the Employer.

         7.04 INVESTMENTS. If and as directed by the Plan Sponsor, the Trustee shall invest the assets of the trust fund of the Trust (i) in the various investment alternatives designated by the Plan Sponsor under Section 6.03(a) and
(ii) in the manner consistent with the investment selections made by the Participants under Section 6.03(b) and (c).

                                  ARTICLE VIII
                                 DISTRIBUTIONS
                                 -------------


         8.01 DISTRIBUTIONS. A Participant shall receive his Deferred Compensation Account at the time and manner prescribed in the following provisions:

                  (a) TERMINATION, RETIREMENT. Upon his Termination of Employment or Retirement, the Participant shall receive his Deferred Compensation Account (i) within 30 days thereof, (ii) in a single, lump sum cash payment and (iii) in an amount equal to the value of his Deferred Compensation Account as most recently valued by the Plan Administrator.

                  (b) RETIREMENT ELECTION. Notwithstanding subsection (a), in the case of his Retirement, the Participant may make a written election, if made at least one year prior to his Retirement, to (i) delay distribution (or commencement of distribution, if he elects installments hereunder) of his Deferred Compensation Account under subsection (a) for up to one year after his Retirement and/or (ii) receive his Deferred Compensation Account in substantially equal annual installments over a period not exceeding 10 years, payable in amounts as determined under Section 8.02.

                  (c) DEATH. Upon his death prior to payment or commencement under subsection (a) or (b) above, the Participant's Beneficiary shall receive his Deferred Compensation Account (i) within 30 days thereof,
         (ii) in a single, lump sum cash payment and (iii) in an amount equal to the value of his Deferred Compensation Account as most recently valued by the Plan Administrator.

         8.02 RETIREMENT INSTALLMENTS. A Participant who makes an installment payment election under Section 8.01(b) with respect to his Retirement shall receive his Deferred Compensation Account in substantially equal annual installments over a period selected by the Participant of up to 10 years. The annual installments shall (i) commence at the date selected by the Participant, but within one year of his Retirement, (ii) in a single cash payment and (iii) in an annual amount each year equal to the value of his Deferred Compensation Account as most recently valued by the Plan Administrator, divided by the number of remaining annual installments (including the installment being made). Upon the death of the Participant after commencement of installment payments, the Beneficiary of the Participant shall receive the remaining installments at the same time and manner as the Participant (I.E., without acceleration).

         8.03 PLAN TERMINATION, CHANGE IN CONTROL, ETC. Notwithstanding Section
8.01 and 8.02, in the event of termination of the Plan under Section 10.01, a Change in Control of the Company or the sale either the stock or substantially all of the assets of an Employer, the Plan Sponsor in its discretion, with respect to affected Deferred Compensation Accounts, shall (i) accelerate distribution of such Accounts, (ii) transfer such Accounts to a successor plan or (iii) otherwise modify the time and manner of distribution of such Accounts.

         8.04 CHANGE IN CONTROL. For purposes of Section 8.03, the term "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Plan Sponsor's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Plan Sponsor of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Plan Sponsor immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Plan Sponsor's then outstanding securities, or a liquidation or dissolution of the Plan Sponsor or of the sale of all or substantially all assets of the Plan Sponsor.

         8.05 SOURCE OF BENEFITS, WITHHOLDING. The Plan shall pay benefits to a Participant or his Beneficiary from the Trust (or any other grantor trust under Article VII) and/or the Employer, as applicable pursuant to the terms of the Trust (or other grantor trust) and the terms of the Plan. In the event that the Trust (or other grantor trust) or the Employer is unable to pay benefits, the Company shall pay the benefits for such periods that the Trust (or other grantor trust) or Employer is unable to pay benefits. The foregoing guarantee by the Company shall constitute no more than an unfunded and unsecured promise of payment and performance, consistent with obligation of the Employer under the terms of the Plan. The Trust, Employer or Company shall withhold any required Federal, state or local taxes from each benefit payment under the Plan, as applicable pursuant to the terms of the Trust (or other grantor trust) and consistent with the terms of the Plan.

                                   ARTICLE IX
                                 ADMINISTRATION
                                 --------------


         9.01 GENERAL. The Plan Sponsor, Company, Plan Administrator, Employers and Trustee shall have the respective rights and obligations prescribed to them under the terms of the Plan and the trust agreement for the Trust.

         9.02 COMPANY. All actions required by the Company under the Plan shall be taken by the Board of Directors of the Company, except where (i) the Board of Directors has delegated authority to the Compensation Committee of the Board of Directors regarding the Plan or (ii) the Compensation Committee has delegated authority to the Benefits Committee regarding the Plan. Currently, the (i) Board of Directors has delegated authority to Compensation Committee regarding the Plan generally and (ii) Compensation Committee has delegated authority to the Benefits Committee to administer the Plan on behalf of the Company as Plan Administrator and amend the Plan in certain respects, as so provided in the resolutions adopted by the Compensation Committee as applicable to the Plan in EXHIBIT C.

         9.03 PLAN ADMINISTRATOR. The Plan Administrator will administer the Plan. The Benefits Committee of the Company shall fulfill the obligations of the Plan Administrator. The Plan Administrator shall have the full power and discretionary authority to interpret, construe and administer the Plan provisions. In implementation of this responsibility, the Plan Administrator may adopt rules, procedures or regulations relative to the administration of the Plan. Any final decision by the Plan Administrator shall be binding upon a Participant and his Beneficiary and all interested persons.

         9.04 INDEMNITY. The Company shall indemnify to the fullest extent by law each member of the Board of Directors, Compensation Committee and Benefits Committee of the Company, and each officer and employee of the Company, in connection with the Plan.

         9.05 CLAIMS PROCEDURE. The Plan Administrator shall follow the claims procedures of Section 503 of ERISA and the final regulations thereunder in connection with any disputed claim for benefits under the Plan.

                                    ARTICLE X
                            AMENDMENT OR TERMINATION
                            ------------------------


         10.01 AMENDMENT OR TERMINATION. The Company shall have the right to amend or terminate the Plan at any time; provided, however, that no such amendment or termination of the Plan shall reduce the amount of any Deferred Compensation Account of a Participant under the Plan.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
                            ------------------------


         11.01 NO GUARANTEE OF EMPLOYMENT. Neither the adoption of the Plan, the making of a Deferral Election, or any action of the Company, Employer or Plan Administrator respecting the Plan or its administration, shall be deemed to confer on any Participant the right to be continued as an Employee of an Employer.

         11.02 NON-ASSIGNABILITY OF BENEFITS. A Participant's rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his Beneficiary. A Participant, however, may designate a Beneficiary and his benefit otherwise may pass by will or by the laws of descent and distribution.

         11.03 RULES OF CONSTRUCTION. Masculine terms contained in the Plan shall be construed to contain the feminine, and singular terms shall be construed to include the plural, wherever necessary for a reasonable interpretation of the plan.

         11.04 GOVERNING LAW. The Plan shall be construed under the laws of the State of Ohio, except where preempted by ERISA and other federal law.

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                           Exhibit A--History of Plan
                           --------------------------


         Effective January 1, 1996, the Salem Corporation established the Salem Corporation Nonqualified Deferred Compensation Plan.

         Effective January 1, 1996, the Salem Corporation entered into a trust agreement with Bankers Trust Company for the Plan, with the trust known as the Salem Corporation Nonqualified Deferred Compensation Plan Trust, dated March 6, 1996.

         Effective September 18, 1997, Salem Corporation changed its name to Herr-Voss Industries, Inc. ("HVI").

         Effective June 30, 1999, The Monarch Machine Tool Company (the "Company") acquired the stock of Precision Industrial Corporation, which such Corporation owned the stock of HVI.

         Effective September 1, 1999, the Company restructured its domestic subsidiaries and was renamed Genesis Worldwide Inc. (the "Company").

         Effective September 1, 1999, HVI relinquished its sponsorship, administrator, employer and named fiduciary status of the Plan, pursuant to resolutions adopted by HVI on December [1], 1999.

         Effective September 1, 1999, the Company became the sponsor, administrator, an employer and named fiduciary of the Plan, pursuant to resolutions adopted by the Company on December 1, 1999.

         Effective September 1, 1999, the Plan was renamed as the Genesis Worldwide Inc. Non-Qualified Deferred Compensation Plan (the "Plan"), pursuant to resolutions adopted by the Company on December 1, 1999.

         Effective January 1, 2000, the Company (i) authorized eligible employees and participating employers for the Plan and (ii) discontinued excess employer contributions under the Plan, all pursuant to resolutions adopted by the Company on December 1, 1999.

         Effective January 1, 2000, the Company hereby amends and restates the Plan as provided herein.

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                 Exhibit B--Employers, Effective January 1, 2000
                 -----------------------------------------------


                             Genesis Worldwide Inc.
                             GenSystems Inc.
                             GenSystems Services Inc.
                             GenCoat Inc.
                             GenInternational Inc.

                             GENESIS WORLDWIDE INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN


                  Exhibit C--Compensation Committee Delegation
                  --------------------------------------------


         Currently, the Board of Directors of the Company have delegated to the Compensation Committee of the Company (the "Compensation Committee") all authority with respect to the Plan, including therefore the authority to adopt amendments and changes to the Plan, authorize any Employer Contributions and administer the Plan.

         Pursuant to a resolution of the Compensation Committee approved on December 1, 1999, the Compensation Committee delegated to the Benefits Committee of the Company, effective December 2, 1999, the authority to approve and adopt all amendments and changes to the Plan, except for the following:

                  (i)   The appointment of the Trustee for the Plan.

                  (ii)  The selection of Eligible Employees for the Plan.

                  (iii) Amendments or changes to the Plan which:

                           (A) represent a major change in policy; or

                           (B) involve significant financial cost.

                  (iv)  The establishment or termination of the Plan.

         The Compensation Committee also directed the Benefits Committee to approve and adopt amendments or changes to the Plan by resolution (either by meeting or written consent) and adopt such by-laws or procedures as it deems necessary therefor.

         The Compensation Committee also directed the Benefits Committee to fulfill, on behalf of the Company, the obligations of the Company as "administrator" of the Plan, as that term is used in ERISA, including the authority and responsibility to (i) make benefit decisions, (ii) adopt procedures for the administration of the Plan and (iii) exercise the sole and absolute discretionary authority to interpret and construe the provisions of the Plan.